EXHIBIT 3.1

Articles of Amendment

to

Articles of Incorporation

of

GREEN GLOBAL INVESTMENTS, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P99000109107

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Living Ventures, Inc.                                                                                                              The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:

SAME

(Principal office address MUST BE A STREET ADDRESS)

____________________________

C. Enter new mailing address, if applicable:

SAME

     (Mailing address MAY BE A POST OFFICE BOX)

____________________________

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent

SAME

____________________________

(Florida street address)

New Registered Office Address:

________________________________, Florida

(City)                                                                    (Zip code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

_____________________________________________

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V = Vice President; T = Treasurer; S = Secretary; D = Director; TR = Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

  X Change

PT

John Doe

  X Remove

V

Mike Jones

  X Add

SV

Sally Smith

Type of Action

Title

Name

Address

(Check One)

1) ___ Change

_____

____________________

______________________

    ___ Add

______________________

    ___ Remove

______________________

2) ___ Change

_____

____________________

______________________

    ___ Add

______________________

    ___ Remove

______________________

3) ___ Change

_____

____________________

______________________

    ___ Add

______________________

    ___ Remove

______________________

4) ___ Change

_____

____________________

______________________

    ___ Add

______________________

    ___ Remove

______________________

5) ___ Change

_____

____________________

______________________

    ___ Add

______________________

    ___ Remove

______________________

6) ___ Change

_____

____________________

______________________

    ___ Add

______________________

    ___ Remove

______________________

E. If amending or adding additional Articles, enter changes(s) here:

(Attach additional sheets, if necessary).   (Be specific)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment ifself:

The date of each amendment(s) adoption: November 7, 2012

Effective date if applicable: November 7, 2012

                                                              (no more than 90 days after amendment file date)

Adoption  of Amendment(s)                                          (CHECK ONE)

☐

The amendment(s) was/were adopted by the shareholders. The number of votes cast for amendment(s) by the shareholders was/were sufficient for approval.

☐

The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by ________________________________________________________________.”

                                                   (voting group)

■

The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐

The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated November 7, 2012

Signature

               (By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Richard Asta

                      (Typed or printed name of person signing)

CEO

                      (Title of person signing)